                        OREGON METALLURGICAL CORPORATION

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)


                                   ADDITIONS
                    BALANCE AT     CHARGED TO               BALANCE
                    BEGINNING      COSTS AND                AT END
DESCRIPTION         OF YEAR        EXPENSES   DEDUCTIONS    OF YEAR
-------------------------------------------------------------------
Allowance for
doubtful accounts:

Year ended
December 31, 1994   $117           $962       $(55)(a)      $1,024
                    ----           ----       -----         ------

Year ended
December 31, 1993   $110           $ 39       $(32)(a)      $  117
                    ----           ----       -----         ------

Year ended
December 31, 1992   $-0-           $120       $(10)(a)      $  110
                    ----           ----       -----         ------


(a) Amounts written off, less recoveries.





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